EXHIBIT 21.1



                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                               Designated Servicer
                             SERVICER'S CERTIFICATE
                                     1997-1
 In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                   Lee Servicing Company reports the following
 information pertaining to Series 1997-1 for September 25, 1997, the Remittance date.

                       Due period ended: September 1, 1997

===============================================================================================================

                                                               TOTAL POOL         SUBPOOL 1          SUBPOOL 2
                                                              ------------       ------------      ------------
     COLLECTIONS
     -----------
  1  Total Actual Principal Collections                       2,365,338.42         653,150.94      1,712,187.48
  2  Total Actual Interest Collections                        1,663,354.01         635,658.51      1,027,695.50
  3  Less: Service Fees Previously Remitted                      99,784.19          34,952.29         64,831.90
  4  Less: Excess Service Fees                                        0.00               0.00              0.00
  5  Additional Proceeds                                              0.00               0.00              0.00
                                                             -------------      -------------     -------------
  6  TOTAL COLLECTIONS:                                       3,928,908.24       1,253,857.16      2,675,051.08

     MONTHLY ADVANCES
     ----------------
  7  Delinquent Interest Advance                                216,497.04          52,395.66        164,101.38
  8  Compensating Interest                                       11,349.75           3,509.04          7,840.71
  9  Amounts Held for Future Distributions                            0.00               0.00              0.00
 10  Reserve Withdrawal per Sec. 6.14                                 0.00               0.00              0.00
                                                             -------------      -------------     -------------
 11  AVAILABLE REMITTANCE AMOUNT:                             4,156,755.03       1,309,761.86      2,846,993.17


     FEES
     ----
 12  Expense Account Deposit:                                     4,990.14
                                                             -------------
 13  ADJUSTED REMITTANCE AMOUNT:                              4,151,764.89

     REMAINING AMOUNT AVAILABLE:
 14       Adjusted Remittance Amount                          4,151,764.89
 15       Insured Payments due                                        0.00
 16       Insurance Account Deposit @ 13 bp
             the Ending Principal Balance                        21,623.92
 17       Class Remittance Amounts                            4,130,140.97
 18       Non-Recoverable Advances not
             Previously Reimbursed                                    0.00
                                                             -------------
 19  Total Remaining Amount Available:                                0.00
                                                             =============
     REIMBURSEMENTS DUE PURSUANT TO SEC. 5.04
 20    Servicing Fee                                                  0.00
 21    Monthly Advances and Servicer Advances                         0.00
 22    Preference Amount per Sec. 6.06(b)                             0.00
 23    Servicing compensation per Sec. 7.03                           0.00
 24    REO Mgmt. & Dispositions per Sec 5.10                          0.00
 25    Trustee Advances per Sec 11.01                                 0.00

===============================================================================================================



                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                               Designated Servicer
                             SERVICER'S CERTIFICATE
                                     1997-1
 In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                   Lee Servicing Company reports the following
 information pertaining to Series 1997-1 for September 25, 1997, the Remittance date.

                       Due period ended: September 1, 1997

======================================================================================================================

                                                                TOTAL                  CLASS A               CLASS R
                                                            --------------          --------------         -----------
 26  Loans Outstanding - BOM                                         2,500
 27  Original Loan Balance                                  210,080,595.91          210,080,595.91
 28  Pre-Funding Account Balance                                      0.00                    0.00
 29  Initial Overcollateralization                            8,109,809.74            8,109,809.74
 30  Realized Losses, LTD                                             0.00                    0.00
 31  Carryforward Amount                                              0.00                    0.00
                                                            --------------          --------------             ----
 32  Total Class Principal Balance                          201,970,786.17          201,970,786.17
 33       Pool Factor per Loan Balance                          95.4911800%             95.4911800%
 34       Pool Factor per Class Balance                         91.8049028%             91.8049028%
 35  Excess Spread                                                    0.00                                     0.00
 36  Additional Principal due Class A                           748,244.31              748,244.31
 37  Interest Remittance @ Pass-Through Rate                  1,016,558.24            1,016,558.24

     PRINCIPAL REDUCTIONS:
 38       Prepayments - Number                                          26                      26
 39       Prepayments - Dollar                                2,239,542.91            2,239,542.91
 40       Net Liquidation Proceeds                                    0.00                    0.00
 41       Curtailments                                           12,880.04               12,880.04
 42       Normal and Excess Payments                            112,915.47              112,915.47
                                                            --------------          --------------             ----
 43  Total Principal Remittance                               2,365,338.42            2,365,338.42
 44  Additional Principal Reduction                             748,244.31              748,244.31
                                                            --------------          --------------             ----
 45  TOTAL REMITTANCE                                         4,130,140.97            4,130,140.97             0.00
                                                            ==============          ==============             ====
 46  Current Month Realized Loss - Number                                0                    0.00
 47  Current Month Realized Loss - Dollar                             0.00                    0.00

     CLASS PRINCIPAL BALANCE - EOM
 48  Loans Outstanding - EOM                                         2,474
 49  Closing Loan Balance                                   207,715,257.49          207,715,257.49
 50  Pre-Funding Account Balance                                      0.00                    0.00
 51  Additional Principal Reduction, LTD                      8,858,054.05            8,858,054.05
 52  Realized Losses, LTD                                             0.00                    0.00
                                                            --------------          --------------             ----
 53  Total Class Principal Balance                          198,857,203.44          198,857,203.44
 54    Pool Factor per Loan Balance                             94.4160261%             94.4160261%
 55    Pool Factor per Class Balance                            90.3896379%             90.3896379%

===================================================================================================================



                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                               Designated Servicer
                             SERVICER'S CERTIFICATE
                                     1997-1
 In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                   Lee Servicing Company reports the following
 information pertaining to Series 1997-1 for September 25, 1997, the Remittance date.

                       Due period ended: September 1, 1997

===========================================================================================================================

 56  Weighted Note Rate - THIS Remittance                       10.82525%
 57  Weighted Note Rate - NEXT Remittance                       10.89020%

 58  Weighted Average Remaining Term                             303.48

 59  Accrual  Period for Libor Rate                             25-Aug-97     thru      24-Sep-97
 60  Days in Related Period                                        31

 61  Pass-Through Rate                                          5.84500%


                                                                 TOTAL POOL               SUBPOOL 1             SUBPOOL 2
                                                               --------------           -------------        --------------
 62  Original Pool - Principal Balance                         140,827,927.17           41,875,267.67         98,952,659.50
 63  Original Pool - Pre-Funding Account                        83,661,868.75           33,147,497.60         50,514,371.15
 64  Original Pool - Initial Overcollateralization               4,489,795.92            1,500,455.31          2,989,340.61
                                                               --------------           -------------        --------------
 65  Original Pool Total                                       220,000,000.00           73,522,309.96        146,477,690.04

 66  Original Pool - Number of Loans                               1,646                     816                   830

----------------------------------------------------------------------------------------------------------------------------

     CLASS A OVERCOLLATERALIZATION RECONCILIATION
     --------------------------------------------
                                                                Beg. of Month            Current Month        End of Month
                                                                -------------            -------------        -------------
 67  Additional Principal Reduction, LTD                         8,109,809.74              748,244.31          8,858,054.05
 68  Less:  Realized Losses, LTD                                         0.00                    0.00                  0.00
                                                                -------------             -----------         -------------
 69  Overcollateralization of Principal                          8,109,809.74              748,244.31          8,858,054.05
                                                                =============             ===========         =============
 70  Base Overcollateralization Required                                                                      12,571,428.57
 71  Required Overcollateralization Amount                                                                    12,571,428.57

     CURRENT MONTH SUBORDINATED AMOUNT                          Beg. of Month            Current Month        End of Month
     ---------------------------------                          -------------            -------------        -------------
 72  Original Subordinated Amount                               27,724,489.79              N/A                27,724,489.79
 73  Less: Cumulative Realized Losses                                    0.00                    0.00                  0.00
 74  Plus: Cumulative Additional Proceeds                                0.00                    0.00                  0.00
                                                                -------------             -----------         -------------
 75  Current Subordinated Amount                                27,724,489.79                    0.00         27,724,489.79
                                                                =============             ===========         =============
     NONRECOVERABLE ADVANCE RECONCILIATION
     -------------------------------------
 76  Beginning of Month                                                  0.00
 77  Current Month Unpaid Nonrecoverable Advance                         0.00
 78  Less: Current Month Reimbursement                                   0.00
                                                                -------------
 78  End of Month                                                        0.00

     RESERVE ACCOUNT RECONCILIATION
     ------------------------------
 80  Initial Reserve Deposit                                     4,200,432.77
 81  Reserve Withdrawal per Sec. 6.14                                    0.00
                                                                -------------
 82  End of Month                                                4,200,432.77

===========================================================================================================================



                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                               Designated Servicer
                             SERVICER'S CERTIFICATE
                                     1997-1
 In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                   Lee Servicing Company reports the following
 information pertaining to Series 1997-1 for September 25, 1997, the Remittance date.

                       Due period ended: September 1, 1997
==================================================================================

     CLASS FACTORS                                                    TOTAL POOL
     -------------                                                  --------------
 83  Total Class Principal - Original Pool                          220,000,000.00
 84  Interest Remittance Amount                                       1,016,558.24
 85  Interest Rate Factor/1000                                            4.620719

 86  Total Principal Collections                                      2,365,338.42
 87  Additional Principal Reduction                                     748,244.31
                                                                    --------------
 88  Principal Remittance Amount                                      3,113,582.73
 89  Principal Payment Factor/1000                                       14.152649
 90  Current Month Ending Principal Factor                              903.896379

 91  Prior Month Principal Factor                                       918.049028

==================================================================================